Green Dot Reports Fourth Quarter and Full Year 2016 Results

Pasadena, CA - February 22, 2017 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the quarter ended December 31, 2016.
For the fourth quarter of 2016, Green Dot reported GAAP and non-GAAP total operating revenues1 of $162.8 million and $163.2 million, respectively. Green Dot also reported GAAP net loss and GAAP diluted loss per common share of $1.3 million and $0.03, respectively and adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $21.8 million and $0.19, respectively.
Said Green Dot Founder and CEO, Steve Streit, "I'm pleased to report that Q4 was another sequentially strong quarter for Green Dot. Solid revenue performance across our businesses combined with the success of numerous efficiency projects came together to deliver non-GAAP top line growth of 8% and non-GAAP EPS growth of over 200%. For the full year, Green Dot delivered consolidated growth of 3% in non-GAAP revenue and 8% in non-GAAP EPS. The strong results of the quarter and the year overall are in large part due to our talented team of executive leaders across the enterprise working in tight collaboration to execute our Six Step Plan to deliver at least $1.75 in EPS in 2017. I especially want to thank all our Green Dot team members from the United States, China and the Philippines where approximately 900 direct employees and another 1,000 contract employees work every day to make Green Dot successful. As we head further into 2017, we believe that Green Dot is an increasingly important and powerful financial services franchise that stands at the forefront among the nation’s leading and most successful FinTech banking platforms. I’m honored to serve as CEO of such an institution and am excited to lead the pursuit of the many opportunities that lay ahead."
GAAP financial results for the fourth quarter of 2016 compared to the fourth quarter of 2015:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $162.8 million for the fourth quarter of 2016, up from $150.9 million for the fourth quarter of 2015, representing a year-over-year increase of 7.8%.

•	GAAP net loss was $1.3 million for the fourth quarter of 2016, from net loss of $6.1 million for the fourth quarter of 2015, representing a year-over-year improvement of 77.9%.

•	GAAP basic loss per common share was $0.03 for the fourth quarter of 2016, from loss per common share of $0.12 for the fourth quarter of 2015, representing a year-over-year improvement of 75.0%.

•	GAAP diluted loss per common share was $0.03 for the fourth quarter of 2016, from loss per common share of $0.12 for the fourth quarter of 2015, representing a year-over-year improvement of 75.0%.
Non-GAAP financial results for the fourth quarter of 2016 compared to the fourth quarter of 2015:1

•	Non-GAAP total operating revenues[1] were $163.2 million for the fourth quarter of 2016, up from $151.0 million for the fourth quarter of 2015, representing a year-over-year increase of 8.1%.

•
Adjusted EBITDA[1] was $21.8 million, or 13.4% of non-GAAP total operating revenues[1] for the fourth quarter of 2016, up from $12.7 million, or 8.4% of non-GAAP total operating revenues[1] for the fourth quarter of 2015, representing a year-over-year increase of 71.7%.

•	Non-GAAP net income[1] was $9.6 million for the fourth quarter of 2016, up from $3.3 million for the fourth quarter of 2015, representing a year-over-year increase of 193.0%.

•	Non-GAAP diluted earnings per share[1] was $0.19 for the fourth quarter of 2016, up from $0.06 for the fourth quarter of 2015, representing a year-over-year increase of 216.7%.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last eight calendar quarters. Please refer to the Company's latest Annual Report on Form 10-K for a description of the key business metrics.

	2016				2015
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
		(In millions)
Number of cash transfers	9.37	9.36	9.35	9.71	9.71	9.53	9.55	10.09
Number of tax refunds processed	0.06	0.10	2.18	8.18	0.06	0.10	2.00	8.52
Number of active cards at quarter end	4.13	4.09	4.28	4.75	4.50	4.51	4.80	5.38
Gross dollar volume	$5,681	$5,338	$5,372	$6,569	$5,441	$5,040	$5,177	$6,350
Purchase volume	$4,012	$3,759	$3,863	$4,708	$3,866	$3,676	$3,829	$4,684

Said Mark Shifke, Green Dot’s Chief Financial Officer, "Q4 2016 was a very strong quarter for Green Dot, completing an important and successful year for our company. Non-GAAP revenue grew by 8% year-over-year in the period to $163 million while adjusted EBITDA margins expanded by approximately 500 basis points to generate $21.8 million of adjusted EBITDA, yielding remarkable non-GAAP EPS growth of 217%- or more than 3 times that of our year-ago quarter- to $0.19. Our strong Q4 margin performance is illustrative of the financial benefits we’re realizing from our increasingly more efficient operating platform that supports our increasingly diverse lines of business across the consolidated enterprise. On a full year basis, adjusted EBITDA was up 3% YoY to $156.3 million with non-GAAP EPS up by 8.1% to $1.46."
Outlook for 2017
Green Dot has provided its outlook for 2017. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.

Green Dot's outlook reflects an expectation that Green Dot will incur incremental expenses in 2017 related to the delay in migration of its remaining customer accounts from its former processor to its new processor, and that Green Dot will successfully recoup such expenses. This outlook also assumes that the acquisition of UniRush, LLC closes in the first quarter of 2017 and that the acquired entity’s financial performance is at the middle of contribution ranges Green Dot has projected this entity will achieve over the last three quarters of 2017.

Total Operating Revenues

•	Green Dot expects full year non-GAAP total consolidated operating revenues[2] to be between $815 million to $830 million.

•	For Q1, Green Dot expects total consolidated operating revenues to be approximately $230 million, excluding any revenue associated with the acquisition of UniRush, LLC.
Adjusted EBITDA2

•	Green Dot expects full year consolidated adjusted EBITDA[2] between $184 million to $191 million.
Non-GAAP EPS2

•	Green Dot expects full year consolidated non-GAAP EPS[2] between $1.85 to $1.93.

	Range
	Low	High
	(In millions)
Adjusted EBITDA	$184.0	$191.0
Depreciation and amortization*	(37.0)	(37.0)
Net interest income	4.0	4.0
Non-GAAP pre-tax income	$151.0	$158.0
Tax impact**	(53.7)	(56.2)
Non-GAAP net income	$97.3	$101.8
Diluted weighted-average shares issued and outstanding	52.7	52.7
Non-GAAP earnings per share	$1.85	$1.93

*	Excludes the impact of amortization on acquired intangible assets
**	Assumes a non-GAAP effective tax rate of 35.6% for full year

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss fourth quarter 2016 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10099939. The replay of the webcast will be available until Wednesday, March 1, 2017. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Outlook for 2017" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, the extent to which the Company’s processing technology partner covers the Company’s expenses and other losses associated with the processor migration issues that began in May 2016 and have caused a delay in the Company’s processor migration until at least the first half of 2017, the proposed acquisition of UniRush does not close, is delayed or materially altered, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, including any new issues that could develop in connection with the Company's processor migration scheduled to occur in the first half of 2017, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 22, 2017, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; co-op advertising costs; change in the fair value of contingent consideration; transaction costs; impairment charges; extraordinary severance expenses; and other charges and income. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes first quarter guidance for total consolidated operating revenues and full-

year 2017 guidance for non-GAAP total consolidated operating revenues, adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiaries, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot is a leading provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account and a top 20 debit card issuer among all banks and credit unions in the country. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of approximately 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
	(Unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$732,676	$772,128
Federal funds sold	—	1
Restricted cash	12,085	5,793
Investment securities available-for-sale, at fair value	46,686	49,106
Settlement assets	137,083	69,165
Accounts receivable, net	40,150	42,153
Prepaid expenses and other assets	32,186	30,511
Income tax receivable	12,570	6,434
Total current assets	1,013,436	975,291
Investment securities available-for-sale, at fair value	161,740	132,433
Loans to bank customers, net of allowance for loan losses of $277 and $426 as of December 31, 2016 and 2015, respectively	6,059	6,279
Prepaid expenses and other assets	4,142	6,416
Property and equipment, net	82,621	78,877
Deferred expenses	16,647	14,509
Net deferred tax assets	4,648	3,864
Goodwill and intangible assets	451,051	473,779
Total assets	$1,740,344	$1,691,448
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,856	$37,186
Deposits	737,414	652,145
Obligations to customers	46,043	61,300
Settlement obligations	4,877	5,074
Amounts due to card issuing banks for overdrawn accounts	1,211	1,067
Other accrued liabilities	102,426	87,635
Deferred revenue	25,005	22,901
Note payable	20,966	20,966
Total current liabilities	960,798	888,274
Other accrued liabilities	12,330	37,894
Note payable	79,720	100,686
Net deferred tax liabilities	3,763	1,272
Total liabilities	1,056,611	1,028,126

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized as of December 31, 2016 and 2015; 0 and 2 shares issued and outstanding as of December 31, 2016 and 2015, respectively	—	2
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2016 and 2015; 50,513 and 50,502 shares issued and outstanding as of December 31, 2016 and 2015, respectively	51	51
Additional paid-in capital	358,155	379,376
Retained earnings	325,708	284,108
Accumulated other comprehensive loss	(181)	(215)
Total stockholders’ equity	683,733	663,322
Total liabilities and stockholders’ equity	$1,740,344	$1,691,448

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$82,337	$75,179	$337,821	$318,083
Processing and settlement service revenues	31,541	27,607	184,342	182,614
Interchange revenues	48,890	48,142	196,611	196,523
Stock-based retailer incentive compensation	—	—	—	(2,520)
Total operating revenues	162,768	150,928	718,774	694,700
Operating expenses:
Sales and marketing expenses	65,487	60,444	249,096	230,441
Compensation and benefits expenses	37,377	44,856	159,456	168,226
Processing expenses	26,796	23,928	107,556	102,144
Other general and administrative expenses	36,630	33,479	139,350	134,560
Total operating expenses	166,290	162,707	655,458	635,371
Operating (loss) income	(3,522)	(11,779)	63,316	59,329
Interest income	1,896	1,113	7,367	4,737
Interest expense	(1,503)	(1,434)	(9,122)	(5,944)
(Loss) income before income taxes	(3,129)	(12,100)	61,561	58,122
Income tax (benefit) expense	(1,784)	(6,027)	19,961	19,707
Net (loss) income	(1,345)	(6,073)	41,600	38,415
Loss (income) attributable to preferred stock	—	177	(802)	(1,102)
Net (loss) income available to common stockholders	$(1,345)	$(5,896)	$40,798	$37,313

Basic (loss) earnings per common share:	$(0.03)	$(0.12)	$0.82	$0.73
Diluted (loss) earnings per common share:	$(0.03)	$(0.12)	$0.80	$0.72
Basic weighted-average common shares issued and outstanding:	50,371	50,500	49,535	51,332
Diluted weighted-average common shares issued and outstanding:	51,662	51,168	50,797	51,875

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
	2016	2015
	(In thousands)
Operating activities
Net income	$41,600	$38,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	39,460	38,509
Amortization of intangible assets	23,021	23,205
Provision for uncollectible overdrawn accounts	74,841	63,294
Provision for uncollectible trade receivables	1,520	—
Employee stock-based compensation	28,321	27,011
Stock-based retailer incentive compensation	—	2,520
Amortization of premium on available-for-sale investment securities	1,357	1,167
Change in fair value of contingent consideration	(2,500)	(8,200)
Amortization of deferred financing costs	1,534	1,535
Impairment of capitalized software	142	5,881
Deferred income tax benefit	1,270	(406)
Changes in operating assets and liabilities:
Accounts receivable	(74,851)	(54,450)
Prepaid expenses and other assets	1,131	(5,766)
Deferred expenses	(2,138)	2,817
Accounts payable and other accrued liabilities	(19,156)	13,179
Amounts due to card issuing banks for overdrawn accounts	144	(157)
Deferred revenue	2,004	(1,617)
Income tax receivable	(6,657)	9,995
Other, net	477	(212)
Net cash provided by operating activities	111,520	156,720

Investing activities
Purchases of available-for-sale investment securities	(135,920)	(195,132)
Proceeds from maturities of available-for-sale securities	105,544	84,435
Proceeds from sales of available-for-sale securities	1,430	47,953
Increase in restricted cash	(6,292)	(199)
Payments for acquisition of property and equipment	(43,273)	(47,837)
Net principal collections on loans	220	271
Acquisitions, net of cash acquired	—	(65,209)
Net cash used in investing activities	(78,291)	(175,718)

Financing activities
Repayments of borrowings from note payable	(22,500)	(22,500)
Borrowings on revolving line of credit	145,000	30,001
Repayments on revolving line of credit	(145,000)	(30,001)
Proceeds from exercise of options	14,917	3,832
Excess tax benefits from stock compensation	2,995	222
Taxes paid related to net share settlement of equity awards	(8,223)	(5,124)
Net increase in deposits	85,269	86,744
Net (decrease) increase in obligations to customers	(83,372)	45,372
Contingent consideration payments	(2,755)	(1,071)
Repurchase of Class A common stock	(59,013)	(40,986)
Net cash (used in) provided by financing activities	(72,682)	66,489

Net (decrease) increase in unrestricted cash, cash equivalents, and federal funds sold	(39,453)	47,491
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	772,129	724,638
Unrestricted cash, cash equivalents, and federal funds sold, end of year	$732,676	$772,129

Cash paid for interest	$7,586	$4,410
Cash paid for income taxes	$22,316	$9,892

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Year Ended December 31, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$544,271	$203,569	$(29,066)	$718,774
Operating expenses	454,187	137,296	63,975	655,458
Operating income	$90,084	$66,273	$(93,041)	$63,316

	Year Ended December 31, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$531,410	$195,000	$(31,710)	$694,700
Operating expenses	440,669	133,539	61,163	635,371
Operating income	$90,741	$61,461	$(92,873)	$59,329

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts, open-loop gift cards and secured credit cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network, money processing and the Company's tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Total operating revenues	$162,768	$150,928	$718,774	$694,700
Stock-based retailer incentive compensation (2)(4)	—	—	—	2,520
Contra-revenue advertising costs (3)(4)	469	118	893	1,977
Non-GAAP total operating revenues	$163,237	$151,046	$719,667	$699,197
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net (loss) income	$(1,345)	$(6,073)	$41,600	$38,415
Employee stock-based compensation expense (5)	7,380	7,935	28,321	27,011
Stock-based retailer incentive compensation (2)	—	—	—	2,520
Amortization of acquired intangibles (6)	5,749	6,081	23,021	23,205
Change in fair value of contingent consideration (6)	3,000	(684)	(2,500)	(8,200)
Transaction costs (6)	—	526	91	1,330
Amortization of deferred financing costs (7)	384	383	1,534	1,534
Impairment charges (7)	4	142	142	5,881
Extraordinary severance expenses (8)	745	—	1,702	—
Other (income) charges (7)	(189)	44	2,802	2,619
Income tax effect (9)	(6,123)	(5,076)	(21,155)	(22,367)
Non-GAAP net income	$9,605	$3,278	$75,558	$71,948
Diluted (loss) earnings per common share*
GAAP	$(0.03)	$(0.12)	$0.80	$0.72
Non-GAAP	$0.19	$0.06	$1.46	$1.35
Diluted weighted-average common shares issued and outstanding
GAAP	51,662	51,168	50,797	51,875
Non-GAAP	51,662	52,687	51,771	53,422

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Diluted weighted-average shares issued and outstanding*	51,662	51,168	50,797	51,875
Assumed conversion of weighted-average shares of preferred stock	—	1,519	974	1,518
Weighted-average shares subject to repurchase	—	—	—	29
Non-GAAP diluted weighted-average shares issued and outstanding	51,662	52,687	51,771	53,422

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Stock outstanding as of December 31:
Class A common stock	50,513	50,502	50,513	50,502
Preferred stock	—	1,519	—	1,519
Total stock outstanding as of December 31:	50,513	52,021	50,513	52,021
Weighting adjustment	(142)	(2)	(4)	858
Dilutive potential shares:
Stock options	496	316	507	293
Restricted stock units	792	345	753	243
Employee stock purchase plan	3	7	2	7
Non-GAAP diluted weighted-average shares issued and outstanding	51,662	52,687	51,771	53,422
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Net (loss) income	$(1,345)	$(6,073)	$41,600	$38,415
Net interest (income) expense (4)	(393)	321	1,755	1,207
Income tax (benefit) expense	(1,784)	(6,027)	19,961	19,707
Depreciation and amortization of property and equipment (4)	8,666	10,448	39,460	38,509
Employee stock-based compensation expense (4)(5)	7,380	7,935	28,321	27,011
Stock-based retailer incentive compensation (2)(4)	—	—	—	2,520
Amortization of acquired intangibles (4)(6)	5,749	6,081	23,021	23,205
Change in fair value of contingent consideration (4)(6)	3,000	(684)	(2,500)	(8,200)
Transaction costs (4)(6)	—	526	91	1,330
Impairment charges (4)(7)	4	142	142	5,881
Extraordinary severance expenses (4)(8)	745	—	1,702	—
Other (income) charges (4)(7)	(189)	44	2,802	2,619
Adjusted EBITDA	$21,833	$12,713	$156,355	$152,204
Non-GAAP total operating revenues	$163,237	$151,046	$719,667	$699,197
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	13.4%	8.4%	21.7%	21.8%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	FY 2017
	Range
	Low	High
	(In millions)
Total operating revenues	$814.7	$829.7
Contra-revenue advertising costs (3)(4)	0.3	0.3
Non-GAAP total operating revenues	$815.0	$830.0

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2017
	Range
	Low	High
	(In millions)
Net income	$58.9	$63.4
Adjustments (10)	125.1	127.6
Adjusted EBITDA	$184.0	$191.0

Non-GAAP total operating revenues	$830.0	$815.0
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	22%	23%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2017
	Range
	Low	High
	(In millions, except per share data)
Net income	$58.9	$63.4
Adjustments (10)	38.4	38.4
Non-GAAP net income	$97.3	$101.8
Diluted earnings per share
GAAP	$1.12	$1.20
Non-GAAP	$1.85	$1.93
Diluted weighted-average shares issued and outstanding *
GAAP	52.7	52.7

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge resulted from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to May 2015, when the repurchase right fully lapsed, and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $7.4 million and $7.9 million for the three months ended December 31, 2016 and 2015, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. The Company does not believe these non-cash expenses are reflective of ongoing operating results. Our right to repurchase any shares issued to Walmart fully lapsed during the three months ended June 30, 2015. As a result, we no longer recognize stock-based retailer incentive compensation in future periods.

(3)
This expense consists of certain co-op advertising costs recognized as contra-revenue under GAAP. The Company believes the substance of the costs incurred are a result of advertising and is not reflective of ongoing total operating revenues. The Company believes that excluding co-op advertising costs from total operating revenues facilitates the comparison of our financial results to the Company's historical operating results.

(4)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(5)
This expense consists primarily of expenses for employee stock options and restricted stock units. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations. This expense is included as a component of compensation and benefits expenses on our consolidated statements of operations.

(6)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on our consolidated statements of operations.

(7)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in it's non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, and other charges, which consists of expenses incurred with our proxy contest and expenses related to gain or loss contingencies. In determining whether any such adjustments is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items, except for amortization of deferred financing costs, which is included as a component of interest expense, are included within other general and administrative expenses on our consolidated statements of operations.

(8)
During the three months ended December 31, 2016, we recorded a $0.7 million charge for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of our operations, the magnitude and scale of the reduction in workforce we began to implement in the three months ended September 30, 2016 is not expected to be repeated. We expect to incur additional severance charges related to this reduction in workforce in future periods and expect all such charges to be recorded by the end of the first half of 2017. This expense is included as a component of compensation and benefits expenses on our consolidated statements of operations.

(9)
Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate. Our non-GAAP effective tax rate also excludes $0.6 million of acquisition related tax benefits.

(10)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation expense, contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).